December 27, 1996                                                  Exhibit 10.7

Mr. Tom Scheir
Executive Vice President
Stephen Dunn & Associates, Inc.
1728 Abbot Kinney Blvd.
Venice, CA 90291-4839

RE:  Loan Agreement

This Agreement ("Agreement") is made and entered into as of December 27, 1996 by and between STEPHEN DUNN & ASSOCIATES, INC., a California Corporation and all its subsidiaries ("Borrower"), and 1ST BUSINESS BANK, a California banking corporation ("Bank").

SECTION I:  THE CREDIT FACILITY
            -------------------

1.1  LINE OF CREDIT.  This will confirm the availability until September 30,
     --------------
1997, a line of credit commitment ("Line") not to exceed Seven Hundred Fifty Thousand dollars ($750,000) by Bank to Borrower for its normal short-term working capital requirements.

Upon the request of Borrower, made at any time and from time to time during the term hereof and so long as no Event of Default has occurred under this Agreement, Bank shall lend to Borrower, up to Sixty Five percent (65%) of the net amount of Borrower's Eligible Accounts (as defined herein) provided, however, that in no event shall Bank be obligated to make advances to Borrower whenever the aggregate amount of advances exceeds or would exceed, at any one time the sum of Seven Hundred Fifty Thousand dollars ($750,000).

For purposes of this Agreement, the term "Accounts" shall mean and include all presently existing and hereafter arising accounts of Borrower as defined in the Bank's General Security Agreement which is attached as Exhibit A to this Agreement.

For purposes of this Agreement, the term "Eligible Accounts" shall mean and include those Accounts which are due and payable pursuant to the written terms for payment expressly set forth on the face of the invoices corresponding to such Accounts, within Ninety (90) Days or less from the date of invoice, or within Sixty (60) Days or less from the due date expressly set forth on the invoice corresponding to such Accounts, whichever is less, and have been validly assigned to Bank and strictly comply with all of Borrower's warranties and representations to Bank, but Eligible Accounts shall not include the following:
(a) Accounts with respect to which the account debtor is an officer, employee or agent of Borrower; (b) Accounts with respect to which goods are placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor may be conditional; (c) Accounts with respect to which the account debtor is not a resident of the United States; (d) Accounts with respect to which the account debtor is the United States or any department, agent, or instrumentality of the United States; (e) Accounts with respect to which the account debtor is a subsidiary of, related to, affiliated or has common officers or directors with Borrower; (f) Accounts with respect to which Borrower is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Borrower; (g) that portion of the Accounts owed by any single account debtor which exceeds ten (10) percent of all the accounts; and
(h) Accounts deemed ineligible as defined in this Agreement.

For purposes of this Agreement, the Bank may deem ineligible "Ineligible Accounts" any Account owing by an account debtor if (a) any Account of that account debtor does not comply with Borrower's representations and warranties stated in Section III of this Agreement; (b) thirty percent (30%) or more of the aggregate dollar amount of the Account of that account debtor is not paid by that account debtor within the lesser of Ninety (90) days from the date of invoice or Sixty (60) days from the due date expressly set forth in the invoices corresponding to such Accounts; (c) that account debtor disputes liability or makes any claim with respect to any of its Accounts; (d) any Insolvency Proceeding is filed by or against that account debtor or; (e) that account debtor becomes insolvent, fails or goes out of business.

At maturity on September 30, 1997, and from time to time thereafter, the Bank may, in its sole and absolute discretion, renew the Line on such terms and on such conditions as the bank may require. In the event the Bank requires terms and/or conditions, including but not limited to a change in financial covenants, inconsistent with this Agreement, this Agreement shall be amended and modified by the parties hereto as a condition precedent to any such renewal or renewals.

Borrower shall execute Bank's standard revolving promissory note (the "Note"), and each disbursement in a minimum amount of at least $50,000, under the Note shall be made during the availability period in accordance with the Bank form of authorization to disburse executed by the Borrower. The Bank shall enter each amount borrowed and repaid on the back of the Note and such entries shall be prima facie evidence of the amount of the Line outstanding. Bank may use an alternate method to evidence the amount of the Line outstanding. Borrower agrees that for at least 30 consecutive days during each twelve month period, loan under the revolving line of credit shall be repaid in full.

1.2  LINE OF CREDIT INTEREST.  Interest on the outstanding principal balance on
     -----------------------
the Note shall be payable monthly beginning on the last day of the month in which the loan funds. Interest on the Note shall be payable at 1st Business Bank's Reference Rate of Interest plus 1/2%, which is the rate announced by Bank from time to time at its Corporate Headquarters as its Reference Rate, and which shall vary concurrently with any change in such rate as announced by bank. Interest hereunder shall be calculated on the basis of a 360 day year on the actual number of days elapsed.

1.3  TERM LOAN.  Subject to the terms of this agreement, this will confirm the
     ---------
availability of a term loan ("Term Loan") in the amount of One Hundred Twenty-five Thousand and no/100 Dollars ($125,000) payable in 35 equal monthly principal installments of $3,473.00 each beginning January 31, 1997. All principal and interest remaining unpaid on this term loan on December 31, 1999, shall become immediately due and payable.

The term loan proceeds shall be used to finance capital assets for the Borrower's Berkeley facility. The Term Loan shall be evidenced by a Promissory Note (the "Term Note") on the form used by Bank for such purposes.

1.4  TERM LOAN INTEREST.  Interest on the Term Note shall be payable monthly
     ------------------
beginning on the last day of the month in which the loan funds. Interest on the Term Note shall be payable at 1st Business Bank's Reference Rate of Interest plus 3/4%, which is the rate announced by Bank from time to time at its Corporate Headquarters as its Reference Rate, and which shall vary concurrently with any change in such rate as announced by Bank. Interest hereunder shall be calculated on the basis of a 360 day year on the actual number of days elapsed.

1.5  DEFINITION.  The Line as evidenced by the Note and the Term Loan as
     ----------
evidenced by the Term Note shall hereafter be referred to collectively "Loan" or "Loans".

1.6  SECURITY.  Borrower shall grant or cause to be granted to Bank a first
     --------
priority security interest on the following assets subject only to such exceptions as are acceptable to Bank: Accounts, Inventory, Equipment, General Intangibles, and any Money, Deposit accounts or other assets of Borrower in which Bank receives a security interest or which hereafter comes into the possession or control of Bank.

Security for the payment and performance of all sums and all other obligations under the Loan shall be evidenced by the documents executed by Borrower and/or accommodation pledgor in connection with the Loan, as required by Bank. Collateral shall be security for all obligations to Bank. Bank shall be named as Loss Payee on the insurance policies covering such collateral. Copies of such policies showing Bank as Loss Payee shall be delivered to Bank within thirty (30) days of the date of this Agreement.

SECTION II.  CONDITIONS PRECEDENT TO THE LOAN
             --------------------------------

Before Bank is obligated to make any advance, Bank must receive all of the following, each of which must be in form and substance satisfactory to Bank:

2.1  LINE OF CREDIT.  The original, executed Note;
     --------------

2.2  TERM LOAN.  The original, executed Term Note;
     ---------

2.3  BORROWING RESOLUTION.  Borrower shall have provided Bank with certified
     --------------------
copies of resolutions duly adopted by the Board of Directors of Borrower, authorizing this Agreement and all things required of Borrower pursuant to this Agreement. Such resolutions shall also designate the persons who are authorized to act on Borrower's behalf in connection with this Agreement and to do the things required of Borrower pursuant to this Agreement;

2.4  SECURITY INSTRUMENTS / FINANCING STATEMENTS.  Original, executed security
     -------------------------------------------
agreement(s) and financing statement(s) covering the collateral securing the Loan;

2.5  EVIDENCE OF SECURITY.  Evidence that the security interests and liens in
     --------------------
favor of Bank are valid, enforceable, and prior to the rights and interest of others except those consented to in writing by Bank;

2.6  EVIDENCE OF INSURANCE.  Evidence acceptable to the bank that the property
     ---------------------
to be provided as collateral is covered by adequate insurance with companies acceptable to Bank and that the Bank is loss payee under such insurance.

2.7  GUARANTEES.  Continuing guarantees on the Bank's standard form in favor of
     ----------
Bank, executed by:

  Borrower's parent company, All-Comm Media Corporation, Inc., the "Guarantor", in the amount of Eight Hundred Seventy Five Thousand and no/100 Dollars ($875,000);

2.8  SUBSIDIARIES.  In the event of a creation or acquisition of a subsidiary,
     ------------
Borrower will cause said subsidiary to provide Bank with guarantee and other necessary documents to perfect a first priority security interest in its assets as required by Bank.

2.9  BORROWER'S CERTIFICATE.  Prior to the disbursement of Loan proceeds,
     ----------------------
Borrower shall execute a certificate that 1) all representations and warranties as listed are true and correct, 2) no event of default has occurred. This document shall be executed by a duly authorized officer.

2.10  EVIDENCE OF AUTHORITY.  Evidence that the execution, delivery and
      ---------------------
performance by Borrower of this Agreement and the execution, delivery and performance by Borrower and any corporate guarantor or corporate subordinating creditor of any instrument or agreement required under this Agreement, as appropriate, have been duly authorized by a certified copy of a resolution of the Board of Directors of such corporation(s).

SECTION III.   REPRESENTATIONS AND WARRANTIES
               ------------------------------

Borrower represents and warrants (and each request for an advance shall be deemed a continuing representation and warranty made by Borrower on the date of such request) that:

3.1  ORGANIZATION / AUTHORIZATION / POWER.  Borrower is a California Corporation
     ------------------------------------
duly organized and existing under the laws of the state of its organization and the execution, delivery and performance of this Agreement are within Borrower's powers, have been duly authorized, and are not in conflict with the terms of any organization papers of Borrower;

3.2  AUTHORITY TO BORROW.  The execution, delivery and performance of this
     -------------------
Agreement are not in conflict with any law or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected;

3.3  CONDITIONS TO FUTURE DISBURSEMENTS.  On the date any disbursement is
     ----------------------------------
requested by Borrower under the loan facility set forth in Section I: (i) all representations and warranties contained in Section III hereof shall be true and correct as if made on such date; and (ii) there shall not exist, after giving effect to such disbursement, any event, condition or act which contributes an Event of Default or which with notice, lapse of time or both, would constitute an Event of Default;

3.4  FINANCIAL STATEMENT.  All financial information submitted by Borrower to
     -------------------
Bank, has been prepared according to Generally Acceptable Accounting Principles on an accrual basis. In addition, Borrower represents and warrants that the financial statements presented to Bank, whether previously or in the future, is and will be true and correct in all material respects upon submission and is and will be complete upon submission insofar as may be necessary to give Bank a true and accurate knowledge of the subject matter thereof;

3.5  QUALIFICATION.  Borrower is properly licensed and in good standing in each
     -------------
state in which Borrower is doing business, and Borrower has qualified under, and complied with, where required, the fictitious name statute of each state in which Borrower is doing business;

3.6  LITIGATION.  There is no litigation or proceeding pending or threatened
     ----------
against Borrower or any of its property, the results of which, if decided adversely, might substantially affect the financial condition, property, or business of Borrower in an adverse manner or result in liability in excess of Borrower's insurance coverage;

3.7  DEFAULT.  There is no event which is, or with notice of lapse of time or
     -------
both would be, an Event of Default under the Agreement;

3.8  ERISA.  As of the date hereof all Borrower's defined benefit pension plans,
     -----
as defined in the Employees Retirement Income Security Act of 1974 and amended ("ERISA"), meet the minimum funding standards of Section 302 of ERISA, with no occurrences of Reportable Events or Prohibited Transactions as Defined in ERISA with respect to any such plan.

SECTION IV:    COVENANTS
               ---------

Borrower agrees, so long as the Loan is available and until full and final payment of the Loan, Borrower will:

4.1  USE OF PROCEEDS.  Use the net proceeds of the Loans only for general
     ---------------
corporate purposes in the conduct of the business in which it is presently engaged or in which it presently proposes to engage and, in regard to the Term Loan proceeds, for the purpose set forth in section 1.3 of the Agreement;

4.2  TANGIBLE NET WORTH.  Maintain at all times, a minimum Tangible Net Worth of
     ------------------
One Million Dollars ($1,000,000) on a consolidated basis. Calculations to determine compliance with this Section shall be made as of the end of each fiscal quarter. "Tangible Net Worth" as used herein, shall mean book net worth after deducting patents, trade names, trademarks, goodwill, intangible assets, cost in excess of book value of acquired companies, unamortized debt discount and expense, organization expenses, due from officers, stockholders, employees, affiliate(s), subsidiary(s), and parent company ("All-Comm Media Corporation"), and capitalized research and development;

4.3  DEBT TO TANGIBLE NET WORTH.  Maintain a ratio of Total Liabilities to
     --------------------------
Tangible Net Worth of not greater than 1.5 to 1.0, as measured at the end of each fiscal quarter. "Total Liabilities" as used herein shall mean those liabilities which are so classified by Borrowe's certified public accountant in accordance with Generally Accepted Accounting Principles, except that debt subordinated to Bank shall be excluded from Total Liabilities;

4.4  WORKING CAPITAL; CURRENT RATIO.  Maintain a minimum Net Working Capital
     ------------------------------
equal to at least Nine Hundred Thousand Dollars ($900,000) and a ratio of Current Assets over Current Liabilities of at least 1.5 to 1.0, both on a consolidated basis. "Net Working Capital", as used herein, shall mean the excess of Current Assets over Current Liabilities of Borrower (and its Subsidiaries). "Current Assets" and "Current Liabilities", as used herein, shall mean those assets and liabilities which are so classified by the Borrower's certified public accountant in accordance with generally accepted accounting principles, except that prepaid assets, and any amounts due from Employees, Affiliates, Officers, Related Parties, and other like current assets shall be excluded from Current Assets for purposes of this calculation;

4.5  PROFITABILITY.  Maintain during the term of this Agreement, a minimum net
     -------------
income equal to at least Two Hundred Thousand Dollars ($200,000) for Borrower's fiscal year ending 6/30/97 and for each subsequent fiscal year thereafter. Net income for purposes of this Agreement shall mean net income after taxes, as calculated by Generally Accepted Accounting Principles, less the sum of any dividends paid by Borrower during the preceding twelve (12) month period;

4.6  CASH FLOW.  Beginning 12/31/96, Borrower shall maintain a minimum net cash
     ---------
flow equal to at least Four Hundred Percent (400%) of debt service, if any. Calculations to determine compliance with this section shall be made as of the end of each fiscal quarter and on a consolidated basis.

"Net Cash Flow" as used herein, shall mean the sum of: (i) net income of Borrower, after taxes and dividends, earned during the previous twelve (12) months ending with the applicable fiscal quarter, plus; (ii) the amount of depreciation and amortization charges, computed for the previous twelve (12) months ending with the applicable fiscal quarter.

"Debt Service" as used herein, shall mean the sum of; (i) the principal payments due within the twelve (12) months of the applicable fiscal quarter end on all long term debt, plus; (ii) rental payments due within twelve (12) months or the applicable fiscal quarter end on all long term capital leases. "Long term Debt" and "Long Term Capital Leases", as used herein, shall mean those debt and lease obligations or renewals or extensions thereof whose original terms exceed one (1) year.

4.7  FIXED OR CAPITAL ASSETS.  Not, in any single fiscal year of Borrower,
     -----------------------
expend or incur obligations of more than Two Hundred Seventy Thousand Dollars ($270,000) for the acquisition of Fixed or Capital Assets, without the Bank's consent in writing.

4.8  LEASE OBLIGATIONS.  Not, in any single fiscal year of Borrower, enter into
     -----------------
the lease of any personal or real property which would cause Borrower's aggregate annual obligations in excess of that amount reflected on the June 30, 1996 financial statement;

4.9  NOTICE.  Give written notice to Bank within fifteen (15) days of:
     ------

     Any litigation affecting Borrower where the amount is Fifty Thousand Dollars ($50,000) or more;

     Any substantial dispute which may exist between Borrower and any governmental regulatory body or law enforcement authority;

     Any Event of Default under the Loans or any event which upon notice or a lapse of time or both, would become an Event of Default;

     Any other matter which has resulted or might result in a material adverse change in Borrower's financial condition or operations; and

     Any change in Borrower's name or principal place of business;

4.10  INTERIM FINANCIAL STATEMENTS.  Furnish within 30 days after the close of
      ----------------------------
each fiscal quarter, its financial statement as of the close of that quarter prepared internally by Borrower's chief financial officer in accordance with generally accepted accounting principles and signed by Borrower's chief financial officer;

4.11  ANNUAL FINANCIAL STATEMENT.  Furnish within 90 days after the close of
      --------------------------
each fiscal year, a copy of its financial statement prepared on an AUDITED basis in accordance with generally accepted accounting principles applied on a basis consistent with the previous year by its independent Certified Public Accountant selected by Borrower and reasonably satisfactory to Bank. For purposes of this covenant, the annual audited statement of All-

Comm Media Corporation will satisfy this requirement, providing such audited statement includes consolidating statements of Borrower;

4.12  GUARANTOR FINANCIAL STATEMENT.  Borrower shall cause Guarantor to submit
      -----------------------------
no later than 90 days after the end of each calendar year, the Guarantor's Audited financial statements and Form 10-K Annual Report, and to submit no later than 60 days after the end of each calendar quarter, the Guarantor's Form 10-Q Quarterly Report.

4.13  DEPOSITORY RELATIONSHIP.  Maintain its primary banking deposit
      -----------------------
relationship with Bank while any loans are outstanding and while any loan commitment exists with Bank with the exception of a local depository account(s) for change orders, payroll, petty cash needs, and/or merchant bank card deposits;

4.14  PHYSICAL MAINTENANCE OF ASSETS.  Maintain and preserve all material
      ------------------------------
rights, privileges franchises now enjoyed, conduct Borrower's business in an orderly, efficient and customary manner, keep all Borrower's properties in good working order and condition, and from time to time make all needed repairs, renewals or replacements so that the efficiency of Borrower's properties shall be fully maintained and preserved;

4.15  INSURANCE.  Maintain and keep in adequate amounts such insurance, with
      ---------
carriers reasonably acceptable to Bank, which is usual in the business carried on by Borrower. Bank shall be shown as loss payee on insurance policies;

4.16  RECORDS.  Maintain adequate books, accounts and records and prepare all
      -------
financial statements required hereunder in accordance with generally accepted accounting principles and practices consistently applied, and in compliance with the regulations of any governmental regulatory body having jurisdiction over Borrower or Borrower's business and permit employees or agents of Bank at any reasonable time to inspect Borrower's properties and to examine or audit Borrower's books, accounts and records and make copies and memoranda thereof;

4.17  REPORTS UNDER PENSION PLANS.  For all Borrower's defined benefit pension
      ---------------------------
plans as defined in the Employees Retirement Income Security Act of 1974, as amended, ("ERISA"), meet, at all times, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction as defined in ERISA will occur with respect to any such plan;

4.18  COMPLIANCE WITH LAWS, ETC.  At all times comply with, or cause to be
      --------------------------
complied with, all laws, statutes, rules, directions of any governmental authority having jurisdiction over Borrower or Borrower's business.

4.19  LOANS / ADVANCES / GUARANTEES.  Except as herein provided, or in the
      -----------------------------
ordinary course of business as currently conducted; not make any loans or advances, become a guarantor or surety, pledge its credit or properties in any manner, or extend credit to a parent corporation or any other entity;

4.20  ENCUMBRANCES AND LIENS.  Not create, assume or suffer to exist any
      ----------------------
mortgage, encumbrance. security interest, pledge, or other lien, securing a charge or obligation, on or in any of Borrower's property, real or personal, whether now owned or hereafter acquired, except as approved, in writing, by Bank, except for such transactions as may be incurred in the ordinary course of business and except for any mortgage debt outstanding as of the date of this Agreement;

4.21  BORROWINGS.  Not sell or discount any receivables or evidence of
      ----------
indebtedness except to Bank; borrow any money, incur directly or indirectly, any liabilities for borrowed money, except pursuant to agreements made with the Bank;

4.22  LIQUIDATION OR MERGER.  Neither liquidate, dissolve, enter into any
      ---------------------
consolidation, merger, partnership or other combination; nor convey, sell or lease all or the greater part of its assets or business; not purchase or lease all or the greater part of the assets or business of another;

4.23  UNRELATED BUSINESS ACTIVITIES.  Not engage in any business activities or
      -----------------------------
operations substantially different from or unrelated to present business activities and operations.

SECTION V.  EVENTS OF DEFAULT
            -----------------

The occurrences of any of the following events ("Events of Default") shall terminate any obligation on the part of Bank to make or continue the Loans and, at the option of Bank, shall make all sums of interest and principal outstanding under the Loans immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or other notices or demands of any kind or character;

5.1  PRINCIPAL AND INTEREST PAYMENT.  Borrower shall default in the due and
     ------------------------------
punctual payment of the principal of or the interest on the Loan(s) or any renewal thereof and such default shall not be cured within ten (10) days after the occurrence thereof; or

5.2  FALSE REPRESENTATIONS.  Any representation or warranty made by Borrower
     ---------------------
herein or in any certificate or financial or other statement heretofore or hereafter furnished by Borrower or its officers or any Guarantor shall prove to be in any material respect false and misleading; or

5.3  VIOLATION OF COVENANTS.  Default shall be made by Borrower in the due
     ----------------------
performance or observance of any covenant or condition of the Loans and such default shall not, within ten (10) days after Borrower has knowledge thereof have been cured; or

5.4  INSOLVENCY.  The filing by Borrower of any petition under the bankruptcy
     ----------
reorganization, arrangement, insolvency or other debtor's relief laws, or the filing against Borrower of any such petition or the appointment of a receiver, trustee or liquidator of all or a substantial part of Borrower's assets if the filing against Borrower is not dismissed within thirty (30) days thereafter; or

5.5  ASSIGNMENT.  The making by Borrower of an assignment for the benefit of
     ----------
creditors; or

5.6  SUSPENSION OF BUSINESS.  The voluntary suspension of business by Borrower;
     ----------------------
or

5.7  REVOCATION OF GUARANTEE / SUBORDINATION.  Any guarantee or subordination
     ---------------------------------------
agreement required hereunder is breached or becomes ineffective, or any Guarantor or subordinating creditor disavows or attempts to terminate such guarantee or subordination agreement; or

5.8  MATERIAL ADVERSE CHANGE.  It in the opinion of Bark, there is a materially
     -----------------------
adverse change in the financial condition of Borrower or any Guarantor, or for any reason Bank believes that the prospect of payment or performance pursuant to the Loans, any other indebtedness of Borrower to Bank, or any other agreement or instrument required by Bank in connection with the Loans has been impaired; or

5.9  MANAGEMENT CONTROL.  If there is a change in senior management (defined as
     ------------------
Tom Scheir or Bill Savage), or in ownership or control of any of the issued and outstanding common stock of the Borrower; or

5.10  DEFAULTS UNDER OTHER AGREEMENTS.  Borrower shall commit or do or fail to
      -------------------------------
commit Agreements or do, any act or thing which would constitute an event of default under any of the terms of any other agreement, document or instrument executed, or to be executed by it and concerning the obligation to pay money; or

5.11  MANDATORY DEFAULT PROVISION.  Notwithstanding anything to the contrary
      ---------------------------
contained herein, Bank shall have no duty to make advances under the Loans or otherwise during any cure period provided for above.

SECTION VI  MISCELLANEOUS
            -------------

6.1  APPLICABLE LAW.  The Loans, and any instrument or agreement required under
     --------------
it, shall be governed by and construed under the laws of the State of California.

6.2  DOCUMENTATION.  All advances or loans shall be evidenced by Bank's standard
     -------------
forms of documentation and the terms and conditions of this letter are supplemental to such documentation. However, in the event of any conflict between the terms of any of the documents and this Agreement, the terms of the document shall prevail. The Bank's rights herein are cumulative, and the exclusion of a right for one document when contained in another is not intended to be a waiver.

6.3  LITIGATION AND ATTORNEYS' FEES.  Borrower will pay promptly to Bank without
     ------------------------------
demand, attorneys' fees including but not limited to the reasonable estimate of the allocated costs and expenses of in-house legal counsel and legal staff and all costs and other expenses paid or incurred by Bank in collecting or compromising the Loans or in enforcing or exercising its rights or remedies created by, connected with or provided in the Agreement or any other agreement or instrument required by Bank in connection with the Loans, whether or not suit is filed. If suit is filed, only the prevailing party shall be entitled to attorneys' fees and court costs.

ACCEPTANCE:

If you agree to accept the terms of this Agreement, please sign the Agreement and return it on or before the expiration date of this Agreement which is September 30, 1997.

1ST BUSINESS BANK


By: /s/ Steven D. Sefton                By: /s/ Robert W. Kummer, Jr.
    ----------------------                  ---------------------------
    Steven D. Sefton                        Robert W. Kummer, Jr.
    Vice President                          Chairman

--------------------------------------------------------------------------------

AGREED AND ACCEPTED THIS 27TH DAY OF DECEMBER, 1996:

STEPHEN DUNN & ASSOCIATES, INC.


By: /s/ Tom Scheir
    -------------------------
    Tom Scheir
    Executive Vice President


Address where notices to Bank           Address where notices to Borrower
are to be sent:                         are to be sent:

1st Business Bank                       Stephen Dunn & Assoc.,Inc.
601 West 5th Street                     1728 Abbot Kinney Blvd.
Los Angeles, CA 90071                   Venice, CA  90291-4839